Canterbury Consulting Group, Inc.
                       1600 Medford Plaza, 128 Route 70
                          Medford, New Jersey  08055

                        P R O X Y   S T A T E M E N T

	Proxies, enclosed with this Proxy Statement, are requested by the Board of Directors of Canterbury Consulting Group, Inc. for the Annual Meeting of Stockholders. The meeting is to be held on Wednesday, October 2, 2002 at 10:00 a.m. at The Mansion on Main Street, Plaza 3000, Voorhees, New Jersey.

	Stockholders of record as of the close of business on August 6, 2002 will be entitled to vote at the meeting and any adjournment of that meeting. As of that date, 12,130,712 shares of common stock of Canterbury were outstanding and entitled to one vote each. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any shareholder submitting a proxy has the right to revoke it at any time before it is exercised.

	Any proxies that are sent in by stockholders may be revoked before October 2, 2002 at 10:00 a.m. by mail or other deliveries in writing, or by voice vote if the shareholder attends the Annual Meeting in person.

	The people named as attorneys in the proxies are either Officers or Directors of Canterbury. With respect to the election of a Board of Directors, shares represented by proxies in the enclosed form, which are received, will be voted as explained below under the heading Election of Directors. Where a choice has been specified on the proxy with respect to a proposal, the shares represented by the proxy will be voted in accordance with the choice selected and will be votes FOR that proposal if no specification is indicated.

	Under Pennsylvania law, the presence of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular matter to be acted upon at a meeting, constitutes a quorum for purposes of consideration and action on a matter. Only stockholders indicating affirmative or negative decision on a matter are treated as voting. Abstentions, broker non-votes or mere absence or failure to vote is not equivalent to a negative decision and will not count towards a quorum, and if a quorum is otherwise present, effect the outcome of a vote. A broker non-vote occurs when a broker submits a proxy but does not have authority to vote a customer's shares on one or more matters. The affirmative vote of the holders of a majority of shares of common stock entitled to vote at the annual meeting is required for approval of each of the actions proposed to be taken at the Annual Meeting. If a stockholders' meeting is called for the election of Directors and is adjourned for lack of a quorum and another stockholders' meeting is called, those stockholders entitled to vote who attend the adjourned meeting, although less than a quorum as fixed under Pennsylvania law or in the by-laws, shall be a quorum for the purpose of electing Directors. If a meeting called to vote upon any other matter than the election of Directors has been adjourned for at least 15 days because of the absence of a quorum, those stockholders entitled to vote who attend such meeting, although less than a quorum as fixed under Pennsylvania law or in the by-laws shall still constitute a quorum for purpose of acting upon any matter set forth in the notice of meeting. If the notice actually states that those stockholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose upon acting on the matter, then the vote would be binding.

	Canterbury is not aware of any other matters to be presented at the meeting. If any other matters are presented at the meeting upon which it is proper to take a vote, shares represented by all proxies received will be voted by and in the judgment of the persons named as proxies.

	An Annual Report containing the Form 10-K for the fiscal year ended November 30, 2001 as filed with the SEC including complete financial statements audited by Baratz & Associates, P.A. is enclosed with, but not as a part of, this Proxy Statement. Canterbury's Form 10-Q report for the period ended May 31, 2002 are available upon request from the Company's Investor Relations Department or online at www.sec.gov.

	The date that this Proxy Statement and proxy material are being sent to the stockholders is on or about August 30, 2002.

Proposal No. 1 - ELECTION OF DIRECTORS
--------------------------------------
	Seven Directors are to be elected at the meeting, each to serve until the next Annual Meeting and until his or her successor shall have been elected and qualified. Each of the nominees named in the following pages is presently a member of the Board of Directors. If at the time of election any of the nominees are unable or unwilling to serve, for any reason not presently known or contemplated, the persons named on the proxy card will have discretionary authority to vote for the balance of those named and, if they deem it advisable, for a substitute nominee.

NOMINEES FOR DIRECTORS
----------------------
 					    Director
Name 					Age  Since	Principal Occupation
---- 					---  ----- 	--------------------
Stanton M. Pikus 			62 	1981 	Chairman of the Board of Directors
Kevin J. McAndrew 		44 	1990 	President, Chief Executive Officer,
 							Chief Financial Officer, and
 							Treasurer
Jean Zwerlein Pikus 		49 	1984 	Vice President, Secretary
Alan B. Manin(1) 			65 	1981 	President, Atlantis, Inc.
Stephen M. Vineberg(1)(2)(3)	61	1988	President, CMQ, Inc.
Paul L. Shapiro(1)(2)(3) 	51	1992	Manager, McKesson Drug Co.
Frank A. Cappiello(1)(4)	76	1995	President, McCullough, Andrews &
 							Cappiello, Inc.

(1) Independent Board of Directors Member
(2) Member of the Compensation Committee of the Board of Directors.
(3) Member of the Audit Committee of the Board of Directors.
(4) Chairman and Member of the Audit and Compensation Committees of the Board of Directors.

BIOGRAPHIES OF THE NOMINEES FOR DIRECTORS

	STANTON M. PIKUS, Chairman of the Board of Directors, was a founder of Canterbury (1981). In June 2001 he resigned as President and Chief Executive Officer of Canterbury Consulting Group, Inc. but remains an employee of the Company. He graduated from The Wharton School of the University of Pennsylvania (B.S., Economics and Accounting) in 1962. From 1968 until 1984 he worked full-time as President and majority stockholder of Brown, Bailey and Pikus, Inc., a mergers and acquisitions consulting firm that had completed more than twenty transactions. In addition, Mr. Pikus has been retained in the past by various small to medium-sized public and private companies in the capacity of an independent financial consultant. Mr. Pikus is the spouse of Jean Z. Pikus, who is a Director, a Vice President and the Secretary of Canterbury Consulting Group, Inc.

	KEVIN J. McANDREW, President, Chief Executive Officer, Chief Financial Officer and Treasurer as of June 1, 2001. He was Chief Operating Officer since December, 1993; Executive Vice President and Chief Financial Officer of Canterbury since June 21, 1987; Treasurer since January, 1988; and Director since 1990. He is a graduate of the University of Delaware (B.S. Accounting, 1980) and has been a Certified Public Accountant since 1982. From 1980 to 1983 he was an Auditor with the public accounting firm of Coopers & Lybrand in Philadelphia. From 1984 to 1986 Mr. McAndrew was employed as a Controller for a New Jersey based division of Allied Signal, Inc.

	JEAN ZWERLEIN PIKUS, Vice President, Secretary, and Director since December 1, 1984. She was employed by J. B. Lippincott Company, a publishing company, from 1974 to 1983, where she was Assistant Personnel Manager and also created its word processing center, and was responsible for the day-to-day control of word processing and graphic services. In 1984, Ms. Pikus graduated from The Wharton School of the University of Pennsylvania (B.S., Accounting and Management, cum laude). Ms. Pikus is the spouse of Stanton M. Pikus, who is the Chairman of the Board of Directors and an employee of Canterbury Consulting Group, Inc.

	ALAN B. MANIN, Founder and a Director of Canterbury since its inception in 1981. He is currently the President of Atlantis, Inc., a company which provides motivational training to employees of Fortune 1000 companies. He is a graduate of Temple University (B.S., 1960; M.Ed., 1966). He was a teacher and Department Chairman in the Philadelphia School System (1960-1966); a former Vice President and Director of Education for Evelyn Wood Reading Dynamics (1966-1972); a former Director of Northeast Preparatory School
(1973); and President, Chief Operating Officer and founder of Health Careers Academy, a federally accredited (National Association of Trade and Technical Schools) vocational school (1974-1979).

	STEPHEN M. VINEBERG, a Director since 1988, is currently the President and Chief Executive Officer of CMQ, Inc. Previously he was a Vice President of Fidelity Bank, Philadelphia, where he was Chief Operating Officer of the Data Processing, Systems and Programming Divisions. Mr. Vineberg also directed a wholly owned subsidiary of the bank that developed and marketed computer software, operated a service bureau and coordinated all electronic funds transfer activities.

	PAUL L. SHAPIRO, a Director since December, 1992, has worked for McKesson Drug Company for the past 25 years. Recipient of the McKesson President's Award for 2002. From 1973 through 1975 he was Director of the Pennsylvania Security Officers' Training Academy. In 1973, he graduated from York College of Pennsylvania with a B.S. Degree in Police Administration.

	FRANK A. CAPPIELLO, a Director since 1995, Frank Cappiello is one of the country's leading financial analysts. He is an expert on the national economy and a recognized authority on investments. His background includes: formerly the Chief Investment Officer for an insurance holding company, Research Director of a major stock brokerage firm, and presently President of an investment counseling firm: McCullough, Andrews & Cappiello, Inc. He helped found and served as a Director/Advisor to a successful venture capital fund and is also a founder and past director of a small business commercial bank, The Bank of Maryland which eventually became part of BB&T Corp, a $44 billion bank holding company. He is the author of four books. Mr. Cappiello has been a faculty member at Johns Hopkins University and is currently Distinguished Visiting Professor of Finance at Loyola College in Maryland. Frank Cappiello is best known to television viewers as a regular panelist of the former PBS television series "Wall $treet Week With Louis Rukeyser".
This nationally telecasted program was shown weekly on 250 stations with a viewing audience of nearly 3 million people. A panelist for 32 years, he was on the first show in November 1970 and on the last show, March 22, 2002. He is now a regular panelist on Mr. Rukeyser's successor show: "Lou Rukeyser's Wall Street" airing weekly on CNBC Fridays at 8:30 p.m. He has been a frequent guest on the ABC network television program, "Good Morning, America" as well as CNN's "Money Line", CNN Financial's "Market Sweep", and CNBC. He is a graduate of the University of Notre Dame and Harvard University's Graduate School of Business Administration. Mr. Cappiello served in the Marine Corps as a Lieutenant in an automatic weapons battalion. He is a recipient of the Navy Combat Ribbon.

MANAGEMENT INDEBTEDNESS AND RELATED TRANSACTIONS
------------------------------------------------
	The present Officers and Directors have the following related transactions with the Company.

	On April 10, 2001, the Company sold 550,000 restricted shares of Canterbury common stock to the following Officers and Directors as an incentive to continue and increase their efforts on behalf of the Company:

	Stanton M. Pikus 	  200,000 		Frank A. Cappiello 	50,000
	Kevin J. McAndrew	  150,000 		Alan Manin			25,000
	Jean Z. Pikus 	  100,000 		Stephen Vineberg		25,000

	These shares of restricted common stock were purchased at $1.04 (the National Market Nasdaq closing price at the time of purchase) with interest bearing, recourse notes made payable to the Company. The notes carried an interest rate of 4.0% and were due and payable on or before April, 2006. These notes and accrued interest were collateralized by the issued shares. Interest was accrued and payable quarterly. Each recipient also has granted the Company a 15-day right of first refusal, in any sale of these shares.

	On May 16, 2001, the Company sold 700,000 restricted shares of Canterbury common stock to the following Officers and Directors for various services:

	Stanton M. Pikus 	   250,000 		Jean Z. Pikus 		75,000
	Kevin J. McAndrew	   150,000 		Stephen Vineberg		50,000
	Frank A. Cappiello   135,000 		Alan Manin			40,000

	These shares of restricted common stock were purchased at $1.15 (the National Market Nasdaq closing price at the time of purchase) with interest bearing, recourse notes made payable to the Company. The notes carried an interest rate of 4.0% and were due and payable on or before May, 2006. These notes and accrued interest were collateralized by the issued shares. Interest was accrued and payable quarterly. Each recipient also has granted the Company a 15-day right of first refusal, in any sale of these shares.

	On July 17, 2002 the Compensation Committee recommended, and the Board of Directors approved a modification of the April 10, 2001 and the May 16, 2001 notes. The notes shall become non-recourse as to principal and interest as of September 1, 2002 with the issued shares continuing to collateralize the notes. Principal and interest must be paid by recipient before they are entitled to sell their respective shares. If principal and interest have not been paid by the maturity date of the recipient notes, then recipients' sole obligation shall be that any shares relating to this nonpayment will be forfeited and returned to the Company.

	In consideration for this modification the term of these notes was reduced and shortened from April and May, 2006 to December 31, 2004. The Board also prohibited the issuance of any stock options, stock or any other form of equity for all of Fiscal 2002 to the recipients. In the past, the Board has issued and/or granted significant amounts of equity (in the form of stock options or stock purchases) to these recipients on an annual basis. The Compensation Committee did not wish any additional dilution of Company stock at the current low prices. Also by reducing the term of the notes the Compensation Committee believes that management would have a further inducement to accelerate their efforts to increase shareholder value or risk the loss of their shares.

	The principal and interest for both sales may be paid in cash or the transfer of stock valued at 100% of the then current market price of any publicly traded company. There is no prepayment penalty on either principal or interest payments.

	For information regarding stock option grants to Directors and Officers please refer to the sections Option Grants and Directors' Remuneration.

EXECUTIVE CASH COMPENSATION
---------------------------
	The following table is a summary of cash compensation paid by Canterbury for services rendered in Fiscal 1999, 2000 and 2001 to the Chief Executive Officer and each of the other four most highly-compensated Officers of Canterbury who received at least $100,000 in total annual compensation.

                                             SUMMARY COMPENSATION TABLE
                                                                                Long-Term Compensation
                                     Annual Compensation                   Award                       Payouts
                                ------------------------------   -----------------------------------------------------
						   	Other Annual   Restricted      Securities      LTIP      All Other
Name and			     Salary    Bonus   Compensation   Stock Awards    Underlying     Payouts   Compensation
Principal Position      Year     ($)       ($)       ($)            ($)       Options/SAR(#)    ($)          ($)
----------------------------------------------------------------------------------------------------------------------
Stanton M. Pikus(1)     2001  $254,000     $-	    $-	            $-          175,000 	  $-	       $-
Chairman                2000   210,000      -	     -	             -	         100,000	   -	        -
                        1999   195,000      -	     -	             -	         240,000	   -	        -

Kevin J. McAndrew(2)    2001  $218,000     $-	    $-	            $-	         150,000	  $-	       $-
President, Chief        2000   149,000      -	     -	             -	          70,000	   -	        -
Executive Officer, and  1999   135,000      -	     -	             -	         180,000	   -	        -
Chief Financial Officer

Jean Z. Pikus           2001  $112,000	  $-	    $-	            $-	          85,000	  $-	       $-
Vice President          2000    92,000	   -	     -	             -	          40,000	   -	        -
                        1999    90,000      -	     -	             -	         108,000	   -	        -

(1) Prior to June 1, 2001 Stanton M. Pikus held the positions of President and Chief Executive Officer.
(2) Prior to June 1, 2001, Kevin J. McAndrew held the positions of Executive Vice President, Chief Operating Officer and Chief Financial Officer.

OPTION GRANTS
-------------
	The following Executive Officers were granted five-year stock options during Fiscal 2001 from the 1995 Stock Option Plan as Incentive Option Awards. As of this date, no stock options have been awarded during Fiscal 2002 to Executive Officers.

			  Number of  Percentage of
 			 Securities  Total Options
 			 Underlying   Granted to 			         Grant Date
 			   Options 	 Employees in   Exercise  Expiration Black-Scholes
Name			   Granted 	  Fiscal Year     Price      Date        Value
----                 -------    -----------     -----      ----        -----
Stanton M. Pikus*	    75,000				$1.50	   01/09/06    $75,744(a)
	 		   100,000		28.8%		$0.69    11/12/06	   $40,934(a)
Kevin J. McAndrew     50,000				$1.50	   01/08/06	   $50,496(a)
  			   100,000		24.7%		$0.69	   11/12/06    $40,934(a)
Jean Z. Pikus 	    25,000				$1.50	   01/09/06    $25,248(a)
 			    60,000		14.0%		$0.69	   11/12/06	   $24,560(a)

* Prior to June 1, 2001 Stanton M. Pikus held the positions of President and Chief Executive Officer.
(a) Grant date values reflect Black-Scholes model output for options. The assumptions used in the model were expected volatility of 1.19, risk free rate of return of 3.55%, dividend yield of 0%, and time to exercise of
    2.5 years. Black-Scholes valuation is measured at the date of grant only and does not change throughout the life of the option.

AGGREGATED OPTION EXERCISES
AND FISCAL YEAR-END 2001 OPTION VALUES
--------------------------------------
	The following table provides information on option exercises in Fiscal 2001 by the Executive Officers and on the Executive Officers' unexercised options at November 30, 2001. Included are options granted under the 1995 Stock Incentive Plan.

+-------------------------------------------------------------------------------------------------------+
| 						      Number of Securities         Value of Unexercised    |
| 			  Shares		     Underlying Unexercised        In-The-Money Options    |
| 			Acquired on 	 Value	      Options at Year-End           at Fiscal Year-End     |
|                       Exercise     Realized            2001(#)                       2001($)          |
| Name	                   (#)	          ($)      Exercisable  Unexercisable Exercisable  Unexercisable  |
|---------------------+------------+----------+-------------+--------------+-----------+----------------+
|                     |            |          |             |              |           |                |
| Stanton M. Pikus    |     0	     |	   0   	 |   565,000   |      0       |  $47,900  |        0       |
|---------------------+------------+----------+-------------+--------------+-----------+----------------+
| Kevin J. McAndrew   |     0	     |	   0	 |   443,334	|      0	|  $39,925  |	      0       |
|---------------------+------------+----------+-------------+--------------+-----------+----------------+
| Jean Z. Pikus       |     0	     |	   0	 |   259,667	|      0	|  $23,955  |	      0       |
+---------------------+------------+----------+-------------+--------------+-----------+----------------+

 	The table below delineates information on stock option exercises and unexercised stock options for the current fiscal year by the Executive Officers at August 12, 2002 (date of this Proxy Statement). Included are options granted under the 1995 Stock Incentive Plan.

+-------------------------------------------------------------------------------------------------------+
| 						      Number of Securities         Value of Unexercised    |
| 			  Shares		     Underlying Unexercised        In-The-Money Options    |
| 			Acquired on 	 Value	      Options at August 12,         at August 12, 2002     |
|                       Exercise     Realized           2002 (#)                         ($)            |
| Name	                   (#)	          ($)      Exercisable  Unexercisable Exercisable  Unexercisable  |
|---------------------+------------+----------+-------------+--------------+-----------+----------------+
|                     |            |          |             |              |           |                |
| Stanton M. Pikus    |     0	     |	   0   	 |   565,000   |      0       |  $0       |        0       |
|---------------------+------------+----------+-------------+--------------+-----------+----------------+
| Kevin J. McAndrew   |     0	     |	   0	 |   443,334	|      0	|  $0       |	      0       |
|---------------------+------------+----------+-------------+--------------+-----------+----------------+
| Jean Z. Pikus       |     0	     |	   0	 |   259,667	|      0	|  $0       |	      0       |
+---------------------+------------+----------+-------------+--------------+-----------+----------------+

	Option holders have five years from the date of grant to exercise any or all of their options, and upon leaving Canterbury the option holders must exercise within 30 days or lose the options. These options exercise into restricted shares of company stock.

EMPLOYMENT CONTRACTS
--------------------
	The Company executed new employment agreements dated June 1, 2001 between the Company and Mr. Kevin J. McAndrew and the Company and Mr. Stanton
M. Pikus, reflecting their new employment arrangements. Each employment agreement is for a period of five years. Each sets forth various services to be performed. Each employee shall receive an annual salary of $245,000 with annual cost of living increases tied to a nationally recognized index, as set forth by the Board of Directors from time to time. These employment agreements supercede and replace the current employment agreements, including the cancellation of bonus opportunities which were to be payable through December 1, 2003. These agreements also include a non-competition prohibition for a period of three years after employment has been terminated.

	Subsequent to November 30, 2001, the Company executed a five-year employment agreement dated December 1, 2001 between the Company and Ms. Jean Pikus. Ms. Pikus shall receive an annual salary of $150,000 with annual cost of living increases tied to a nationally recognized index, as set forth by the Board of Directors from time to time. The agreement also includes a non-competition prohibition for a period of three years after employment has been terminated.

COMMITTEES OF THE BOARD AND MEETING ATTENDANCE
----------------------------------------------
	The Board has established an Audit Committee and a Compensation Committee. The two committees are currently composed entirely of Independent Directors (Frank A. Cappiello, Paul Shapiro and Stephen Vineberg).

	The Company had 21 meetings of the Board of Directors during the last full fiscal year. There was no incumbent who, during the last full fiscal year, attended fewer than 91% of said meetings.

	The Compensation Committee, met 9 times during the last fiscal year. The Audit Committee met 6 times during the last fiscal year. The Board of Directors has adopted a written charter for the Audit Committee.

Report of the Compensation Committee on Executive Compensation
--------------------------------------------------------------
 Overview and Philosophy

The Compensation Committee is responsible for establishing the compensation of, and the compensation policies with respect to, the Company's executive officers, including the Company's Chief Executive Officer, and administering certain of the Company's stock benefit plans. The Compensation Committee is composed of three of the Company's Independent Directors - Frank Cappiello (Chairman), Paul Shapiro and Stephen Vineberg.

The objectives of the Company's executive compensation program are to:

* Attract and retain key executives critical to the long-term success of the Company;
* Align the interests of executive officers with the interests of stockholders and the success of the Company; and
* Recognize and reward individual performance and responsibility.

 Executive Compensation Program

General. The Company's executive compensation program consists of base salary and long-term incentive compensation in the form of stock options or other incentives such as stock loans. In addition, executive officers participate in benefit programs that are available to the Company's employees, generally. These benefit programs include medical benefits and the 401(k) Plan.

Base Compensation. Mr. Stanton M. Pikus, the Company's President and Chief Executive Officer until June 1, 2001 and Mr. Kevin J. McAndrew, the Company's Executive Vice President and Chief Financial Officer until June 1, 2001 and then the Company's President, Chief Executive Officer and Chief Financial Officer, entered into new multi-year employment agreements with the Company during Fiscal 2001. During 2001, compensation for Mr. Pikus and Mr. McAndrew were set within the range of compensation for chief executives with comparable qualifications, experience, length of service and responsibilities at other companies in the same or similar businesses, based on the determination of and approved by the Compensation Committee.

Subsequent to November 30, 2001, Jean Z. Pikus, the Company's Vice President entered into a multi-year employment agreement with the Company. During 2001 and subsequently, compensation for Ms. Pikus was set within the range of compensation for executives with comparable qualifications, experience, length of service and responsibilities at other companies in the same or similar businesses, based on the determination of and approved by the Compensation Committee.

During the Year 2001, compensation for other officers and/or key employees was set within the range of compensation for executives and/or key employees with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, based on the determination of management. In addition, base compensation for each officer and/or key employee was determined on a case-by-case basis in light of each individual's contribution to the Company as a whole, including the ability to motivate others, develop the necessary skills to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

Long-Term Incentive Compensation. The Company provides long-term incentives to its executive officers and key employees in the form of stock options and/or the opportunity to purchase restricted common stock of the Company by promissory notes. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the common stock. Stock options are granted at an option exercise price that is determined by the Board as of the date of grant. However, the option exercise price nor the stock sale price may not be less than the fair market value of the common stock at the time the option is granted. Accordingly, the stock options will only have value if the Company's stock price increases above the fair market value of the common stock at the time they were granted. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the Company evaluates a variety of factors, including (i) the job level of the executive and/or key employee, (ii) option grants awarded by competitors to executives and/or key employees at comparable job levels and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive and/or key employee. Please refer to the table labeled Options Granted to see options granted in Fiscal 2001.

Submitted by the Compensation Committee of the Board of Directors of Canterbury Consulting Group, Inc.

							Frank Cappiello, Chairman
							Paul Shapiro
							Stephen Vineberg


Report of the Audit Committee of the Board of Directors

The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended November 30, 2001 and discussed these financial statements with the Company's management. Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. The Audit Committee is responsible for monitoring and overseeing these processes. As appropriate, the Audit Committee reviews and evaluates, and discusses with the Company's management, internal accounting, financial and auditing personnel and the independent accountants, the following:

* the plan for, and the independent accountants' report on, each audit of the Company's financial statements;
* the Company's financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;
* changes in the Company's accounting practices, principles, controls or methodologies;
* significant developments or changes in accounting rules applicable to the Company; and
* the adequacy of the Company's internal controls and accounting, financial and auditing personnel.

The Audit Committee reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with Baratz & Associates, PA, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

* methods to account for significant unusual transactions;
* the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
* the process used by management in formulating particularly sensitive accounting estimates and the basis for the accountants' conclusions regarding the reasonableness of those estimates; and
* disagreements with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditors' professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. In addition, the Audit Committee discussed with the independent auditors their independence from the Company. The Audit Committee also considered whether the independent auditors' provision of certain other, non-audit related services to the Company was compatible with maintaining such auditors' independence.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended November 30, 2001.

Submitted by the Audit Committee of the Board of Directors of Canterbury Consulting Group, Inc.

							Frank Cappiello, Chairman
							Paul Shapiro
							Stephen Vineberg

DIRECTORS' REMUNERATION
-----------------------
	Directors received no cash compensation for services as Directors and the following Directors received five-year stock options at market value during the 2001 fiscal year.

Name 				Stock Option Amount 		Stock Option Price
----				-------------------		------------------
Stanton M. Pikus*  		 75,000**				$1.50**
 					100,000**				$0.69**
Kevin J. McAndrew* 		 50,000**				$1.50**
					100,000**				$0.69**
Jean Z. Pikus*			 25,000**				$1.50**
 					 60,000**				$0.69**
Frank A. Cappiello 		 40,000				$0.69
Name 				Stock Option Amount 		Stock Option Price
----				-------------------		------------------
Alan Manin  			 20,000				$0.69
Paul Shapiro  			 20,000				$0.69
Stephen Vineberg  		 20,000				$0.69

* The Executive Officers of Canterbury Consulting Group, Inc. stock options have been previously noted in the table Option Grants on page 5.

** As previously noted, these five-year stock option grants are part of the 1995 Stock Option Plan as Incentive Option Awards.

	The Company had 21 meetings of the Board of Directors during the last full fiscal year. There was no incumbent who, during the last full fiscal year, attended fewer than 91% of said meetings.

PERFORMANCE GRAPH
-----------------
	The following graph demonstrates a comparison of Canterbury's stockholder returns at each fiscal year end as of November 30 with shareholder returns on a broad market index, the Nasdaq Stock Market (US), and a industry index, Nasdaq Computer & Data Processing Services Stock. The comparison assumes $100.00 was invested on November 30, 1996 in the Company's common stock, the Nasdaq Stock Market (US) and the Nasdaq Computer & Data Processing Services Stocks.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

	500 -| +-------------------------------+
	     | |  N  - Nasdaq National (US)    |
	450 -| |  NC - Nasdaq Computer & Data  |
	     | |       Processing Services     |
D	400 -| |  C  - Canterbury Consulting   |
	     | |       Group, Inc.             |
O	350 -| +-------------------------------+ NC
	     |
L	300 -|
	     |
L	250 -|					     N
	     |						   		 NC
A	200 -|
	     |						  	       N          NC
R 	150 -|			    NC		                        N
	     |	  N,NC 	    N                          C
S	100 -N,NC,C	   C  			     C
	     |
  	 50 -|
	     |			    C			                        C
	  0 -+---------+------------|------------|-------------|----------|
	   1996 	 1997		  1998	   1999	     2000 	     2001

                                  Y E A R S

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ENTIRE
 	             SLATE OF NOMINEES IN PROPOSAL NO. 1.

	A majority vote of over 50% will be necessary to carry this proposal. SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS
-----------------------------------------------------------
	The following table sets forth as of August 6, 2002 certain information with regard to the record and beneficial ownership of the Company's common stock by (i) each shareholder, owner of record or beneficial owner of 5% or more of the Company's common stock (ii) each Officer or Director individually and (iii) all Officers and Directors of the Company as a group:

				       Amount and Nature of Beneficial Ownership
				      Shares	 Shares Acquirable     % Owned of
 				    Currently      Within 60 Days By      Company's
Name of Beneficial Owner      Owned 	  Option Exercise       Shares(*)
----------------------------------------------------------------------------
Stanton M. Pikus (2) 	    1,019,581 		565,000 		  11.14%
Kevin J. McAndrew (1)	    	509,637		443,334		   6.70%
Jean Zwerlein Pikus(1)(2)   	311,473		259,667		   4.02%
Alan Manin (1)(3)			204,054		 87,000		   2.05%
Stephen M. Vineberg (1)		108,629		 79,500		   1.32%
Paul L. Shapiro (1)		 25,667		 79,500		   0.74%
Frank A. Cappiello (1) 		321,667		156,500		   3.36%
--------------------------  --------- 	    ---------		  -----
All Officers, Directors
and 5% Stockholders as
a group (7 in number)	    2,500,708	    1,670,501		  29.33%
 				    =========	    ========= 		  =====
 	___________________________________________
(*)   These percentages are calculated using total outstanding shares and
 	options exercisable.
(1) 	All of said individuals have given a Voting Agreement and First Right
 	of Refusal to Stanton M. Pikus, Board Chairman of the Company.
(2)  	Stanton M. Pikus and Jean Zwerlein Pikus are married to each other and,
 	therefore, are deemed to have beneficial ownership in each other's
 	shares.  72,002 shares of Canterbury common stock owned in the name of
 	Matthew Zane Pikus Trust are not included in their totals.
(3) 	73,228 shares owned by Atlantis Family L.C. of which Mr. Manin is the
 	sole beneficiary, are included in his total.

Listed below is a table setting forth the stock options included in the Shares Acquirable Within 60 Days By Option Exercise column:

 				Capacity in 			   Date 	  Exercise
Name of Individual    	Which Served	  Options     Granted      Price
=============================================================================
Stanton M. Pikus 	    Chairman of the 	   50,000	  05/18/98	   $1.38
			    Board of Directors    100,000	  12/04/98	   $0.53
							   40,000	  08/27/99	   $1.56
							  100,000	  11/04/99	   $2.40
							   25,000	  08/02/00	   $3.00
							   75,000(1)  11/28/00(1)  $2.78(1)
							   75,000(1)  01/09/01(1)  $1.50(1)
							  100,000(1)  11/21/01(1)  $0.69(1)
-----------------------------------------------------------------------------





 				Capacity in 			   Date 	  Exercise
Name of Individual    	Which Served	  Options     Granted      Price
=============================================================================
Kevin J. McAndrew     President, Chief 	    8,334	  10/16/97	   $3.56
			    Executive Officer, 	   35,000	  05/18/98	   $1.38
			    Chief Financial 	   75,000	  12/04/98	   $0.53
 			    Officer, Treasurer,    30,000	  08/27/99	   $1.56
			    Director		   75,000	  11/04/99	   $2.40
							   20,000	  08/02/00	   $3.00
							   50,000(1)  11/28/00(1)  $2.78(1)
							   50,000(1)  01/09/01(1)  $1.50(1)
							  100,000(1)  11/21/01(1)  $0.69(1)
-----------------------------------------------------------------------------
Jean Zwerlein Pikus   Vice President,  	    6,667	  10/16/97	   $3.56
			    Secretary, Director    20,000	  05/18/98	   $1.38
			    		    		   45,000	  12/04/98	   $0.53
							   18,000	  08/27/99	   $1.56
							   45,000	  11/04/99	   $2.40
							   15,000	  08/02/00	   $3.00
							   25,000(1)  11/28/00(1)  $2.78(1)
						  	   25,000(1)  01/09/01(1)  $1.50(1)
							   60,000(1)  11/21/01(1)  $0.69(1)
-----------------------------------------------------------------------------
Alan Manin  	    Director 		   10,000	  05/18/98	   $1.38
							   17,500	  12/04/98	   $0.53
							    7,000	  08/27/99	   $1.56
							   17,500	  11/04/99	   $2.40
							   10,000	  01/11/00	   $3.67
							    5,000	  08/02/00	   $3.00
							   20,000	  11/21/01	   $0.69
-----------------------------------------------------------------------------
Stephen Vineberg      Director 		    2,500	  10/16/97	   $3.56
 							   10,000	  05/18/98	   $1.38
						 	   17,500	  12/04/98	   $0.53
							    7,000	  08/27/99	   $1.56
							   17,500	  11/04/99	   $2.40
							    5,000	  08/02/00	   $3.00
							   20,000	  11/21/01	   $0.69
-----------------------------------------------------------------------------
Paul Shapiro  	    Director 		    2,500 	  10/16/97	   $3.56
							   10,000	  05/18/98	   $1.38
						  	   17,500	  12/04/98	   $0.53
							    7,000	  08/27/99	   $1.56
							   17,500	  11/04/99	   $2.40
							    5,000	  08/02/00	   $3.00
							   20,000	  11/21/01	   $0.69
-----------------------------------------------------------------------------
Frank A. Cappiello    Director 		   20,000	  05/18/98	   $1.38
							   35,000	  12/04/98	   $0.53
							   14,000	  08/27/99	   $1.56
							   35,000	  11/04/99	   $2.40
  							   12,500	  08/02/00	   $3.00
							   40,000	  11/21/01	   $0.69
-----------------------------------------------------------------------------
(1)  These five-year stock option grants are part of the 1995 Stock Option
     Plan as Incentive Option Awards.

	Section 16(a) of the Securities Exchange Act of 1934 requires Canterbury's Executive Officers, Directors, and affiliates file initial reports of ownership and reports of changes of ownership of Canterbury's common stock with the Securities and Exchange Commission. These Executive Officers, Directors, and affiliates are required to furnish Canterbury with copies of all Section 16(a) forms that they file. Based solely on Canterbury's review of Securities and Exchange Commission Forms 3, 4, and 5 submitted to Canterbury, and written representations from these Officers, Directors, and affiliates that no other reports were required, the Company believes that all required forms were filed on time except for amended Form 4's for Paul Shapiro for the months of April and May 2001.


Proposal No. 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
-----------------------------------------------------------------------
	The Board of Directors has appointed Baratz & Associates, P.A. (Baratz), independent auditors, to audit the Company's consolidated financial statements for the fiscal year ending November 30, 2002. Baratz audited the Company's consolidated financial statements for the fiscal year ended
November 20, 2001. The firm of Ernst & Young LLP ("Ernst & Young") served as independent auditors for the Company for the fiscal years ended November 30, 2000 and November 30, 1999. The decision to change auditors was based on the fact that the Company experienced significant cost savings by having the audit performed by Baratz & Associates, a New Jersey based regional public accounting firm, since Baratz had already been doing all of the tax compliance and filing work. The consolidation of efforts also contributed to the overall cost effectiveness of their engagement.

	During the Company's fiscal years ended November 30, 2000 and 1999, as well as the subsequent interim period through August 8, 2001, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, except for the valuation of an investment for which the auditors believed there was evidence of permanent impairment and therefore required adjustment in the Statement of Operations for the year ended November 30, 2000. The adjustment was subsequently recorded. There were no other "reportable events" described under Item 304(a)(1)(v) of Regulation S-K occurring within the Company's two most recent fiscal years and the subsequent interim period through August 8, 2001.

	The audit reports of Ernst & Young LLP on the consolidated financial statements of Canterbury Consulting Group, Inc. and its subsidiaries as of and for the fiscal years ended November 30, 2000 and 1999, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

	During the Company's fiscal years ended November 30, 2000 and November 30, 1999, as well as the subsequent interim period through August 8, 2001, the Company did not consult with Baratz & Associates regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

	At the Annual Meeting, shareholders are being asked to ratify the appointment of Baratz as the Company's independent auditors for fiscal year 2002. Representatives of Baratz are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions.

Audit Fees. The aggregate fees billed for professional services rendered by Baratz for the audit of our annual financial statements for the 2001 fiscal year and the reviews of the financial statements included in our quarterly reports on Form 10-Q for the 2001 fiscal year were $73,000. The aggregate fees billed for professional services rendered by Ernst & Young for the audit of our annual financial statements for the 2001 fiscal year and the reviews of the financial statements included in our quarterly reports on Form 10-Q for the 2001 fiscal year were $18,449.

Financial Information Systems Design and Implementation Fees. Baratz and Ernst & Young did not render any professional services to the Company of the type described in Rule 2-01(C)(4)(ii) of Regulations S-X during the 2001 fiscal year.

All Other Fees. The aggregate fees billed for services rendered by Baratz, other than fees for the services referenced under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees" during the 2001 fiscal year were $18,000 for tax compliance services and $49,500 for other non-consulting services. The aggregate fees billed for services rendered by Ernst & Young, other than fees for the services referenced under the captions "Audit Fees" and "Financial Information Systems Design and Implementation Fees" during the 2001 fiscal year were $10,301.00, which were non-consulting services.

	Canterbury understands the need for Baratz to maintain objectivity and independence in its audit of the Company's financial statements. Therefore, Canterbury only uses Baratz for non-audit work when it concludes that Baratz is the most appropriate provider of that service such as tax compliance services. The Audit Committee has begun annually evaluating whether the Company's use of Baratz for non-audit services is compatible with Baratz's independence.


 	THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL
 					NO. 2.

	A majority vote of over 50% will be necessary to carry this proposal.

EXPENSES OF SOLICITATION
------------------------
	The cost of the solicitation of proxies will be borne by Canterbury. In addition to the use of the mails, proxies may be solicited by regular employees of Canterbury, either personally or by telephone or telegraph. Canterbury does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners.

OTHER MATTERS
-------------
	This proxy contains forward looking statements. The actual results might differ materially from those projected in the forward looking statements. Additional information concerning factors that could cause actual results to materially differ from those in forward looking statements is contained in Canterbury Consulting Group, Inc.'s SEC filings, including periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from Canterbury's Investor Relations Department.


 							Respectfully submitted,

 							By:/s/Jean Zwerlein Pikus
 							   ----------------------------
 							   Jean Zwerlein Pikus
 							   Vice President and Secretary


Dated: August 12, 2002

	Stockholders who do not expect to be present at the meeting and who wish to have their shares voted, are requested to make, date and sign the enclosed proxy and return it in the enclosed envelope. No postage is required if it is mailed in the United States.